Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

HARVEY WHITTEMORE

TODD TOUTON

CAM FERENBACH

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

MICHAEL D. KNOX

ERIN FLYNN

JENNIFER ROBERTS

MEREDITH L. MARKWELL

DOUGLAS A. CANNON

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

CHRISTINE D. SMITH

SUSAN L. MYERS

BRIAN S. PICK

JENNIFER L. BRASTER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

LAUREN D. CALVERT-ARNOLD

ROBERT W. HERNQUIST

CHRISTIAN HALE

TIMOTHY R. MULLINER

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

KELLY R. KICHLINE

MARK J. GARDBERG

ELIZABETH A. HIGH

JAMES B. GIBSON

GREG J. CARLSON

ABIGAYLE F. DANG

JING ZHAO

JOHN D. TENNERT

COLLEEN A. DOLAN JENNIFER A. SMITH DAN R. REASER PAUL E. LARSEN	DOREEN SPEARS HARTWELL LAURA K. GRANIER MAXIMILIANO D. COUVILLIER III	November 18, 2010	OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS MARK A. CLAYTON

*ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 MGOLDSTEIN@LIONELSAWYER.COM

Sino Clean Energy Inc.

Room 1502, Building D, Wangzuo International City Building

No. 3 Tangyuan Road, Gaoxin District

Xi’an, Shaanxi Province, PRC

Re:          Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-167560

Ladies and Gentlemen:

We are rendering this opinion to Sino Clean Energy Inc., a Nevada  corporation (the “Company”), in connection with the sale of shares of common stock, par value $0.001 per share (the “Common Stock”) as contemplated by Amendment No. 3 to the Form S-1 Registration Statement containing two prospectuses (one a “Public Offering Prospectus” and one a “Resale Prospectus”) to which this opinion letter has been filed as an exhibit (the “Registration Statement”).

The Registration Statement relates to the offering pursuant to the Public Offering Prospectus under the Securities Act of 1933, as amended (the “Act”) in a public offering by the Company for a maximum aggregate offering price of $35,000,000.00.  The Common Stock will be offered and sold under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement also relates to the resale pursuant to the Resale Prospectus under the Act by the selling stockholders named in the Resale Prospectus (“Selling Stockholders”) of an aggregate of 3,308,143 shares (each a “Warrant Share”) of the Common Stock which may be issued upon exercise of 3,032,295 shares of Common Stock (“Warrant Shares”) issuable upon exercise of Series A and Series B warrants (each a “Warrant”), an aggregate of 65,000 shares of Common Stock (each an “Option Share”) which may be issued upon exercise of options (each an “Option”) and 210,848 shares of Common Stock currently issued and outstanding.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

In rendering our opinions set forth below, we reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter.  As to facts material to the opinions expressed herein, we have relied upon the information contained in the Registration Statement and oral and written statements and representations of officers and other representatives of the Company.  We have relied upon articles of the Company and a good standing certificate from the Nevada Secretary of State both dated November 18, 2010.  We have further relied upon the bylaws of the Company as publicly filed under the Act.  We have relied upon the general authorizations of the Board (as defined below) of the Company in a written consent of all directors signed on May 17, 2010.  We have assumed that the Company will keep reserved sufficient authorized but unissued shares of Common Stock to provide enough shares of Common Stock for the issue of the Warrant Shares and the Option Shares upon exercise of each Warrant and Option.  We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1.                                       The Common Stock, registered pursuant to the Public Offering Prospectus, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2.                                       The 65,000 shares of Common Stock resold pursuant to the Resale Prospectus by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

3.                                       Assuming that the full consideration for each Warrant Share issuable upon the exercise of each Warrant is received by the Company in accordance with the terms of each Warrant, the Warrant Shares will, when issued, be validly issued and outstanding, fully paid and nonassessable.

4.                                       Assuming that the full consideration for each Option Share issuable upon the exercise of each Option is received by the Company in accordance with the terms of each Option, the Option Shares will, when issued, be validly issued and outstanding, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Act and will remain effective at the time of issuance of any Common Stock thereunder.

Nothing herein shall be an opinion as to the laws of any jurisdiction other than the State of Nevada.

We express no opinion regarding the effect of any securities laws on the Common Stock issued or to be issued by the Company.  It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP to represent it with respect to the Registration Statement with respect to matters of U.S. federal securities laws.

We consent to the law firm of Loeb & Loeb LLP relying upon this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Regulation S-K under the Act and to the reference to our firm therein and in the Public Offering Prospectus and the Resale Prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ LIONEL SAWYER & COLLINS

LIONEL SAWYER & COLLINS